                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the registrant  |X|

         Filed by a party other than the registrant  | |

         Check the appropriate box:

         | |      Preliminary proxy statement

         |X|      Definitive proxy statement

         | |      Definitive addition materials

         | |      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              COLLAGEN CORPORATION
                (Name of Registrant as Specified in Its Charter)

                              COLLAGEN CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

         |X|      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(j)(2).

         | | $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         (4)      Proposed maximum aggregate value of transaction:



         | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, schedule or registration statement no.:

         (3)      Filing party:

         (4)      Date filed:

- --------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                              COLLAGEN CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 30, 1996

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COLLAGEN CORPORATION, a Delaware corporation (the "Company"), will be held on Wednesday, October 30, 1996 at 10:00 a.m., local time, at the Company's principal offices located at 2500 Faber Place, Palo Alto, California 94303, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares from 750,000 to 1,150,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

     4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 6, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Very truly yours,

                                          Craig W. Johnson
                                          Secretary

Palo Alto, California
September 23, 1996

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                              COLLAGEN CORPORATION
                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Collagen Corporation (the "Company" or "Collagen") for use at the Annual Meeting of Stockholders to be held Wednesday, October 30, 1996 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal offices located at 2500 Faber Place, Palo Alto, California 94303. The Company's telephone number at its principal executive offices is (415) 856-0200.

     These proxy solicitation materials were mailed on or about September 30, 1996 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record of the Company's Common Stock at the close of business on September 6, 1996 are entitled to notice of, and to vote at, the Annual Meeting. At the September 6, 1996 record date, 8,690,110 shares of the Company's Common Stock were issued and outstanding, exclusive of shares held by the Company as treasury stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company (Attention: David
J. Foster, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Holders of shares of Common Stock are entitled to one vote per share on all matters, except that all such holders are entitled to cumulate their votes in the election of directors.

     Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than nine candidates. However, no stockholder shall be entitled to cumulate votes unless the names of the candidates for which votes are being cumulated have been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the stockholder's intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the approval of the amendment to the 1994 Stock Option Plan and the reservation of an additional 400,000 shares for issuance thereunder, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Company no later than May 26, 1997 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of nine directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nine nominees named below, all of whom are currently directors of the Company. Mr. Michael Mee, a member of the Company's current Board of Directors, has indicated that he will not stand for re-election at the Annual Meeting and, accordingly, has submitted his resignation from the Board effective immediately prior to the Annual Meeting. In light of this, the Board of Directors in August 1996 approved an amendment to the Company's By-laws to decrease the size of the Board of Directors from eleven to nine directors effective upon the resignation of Mr. Mee from the Board of Directors (and in light of the resignation of Dr. Terry Knapp from the Board of Directors in January 1996).

     In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified.

     The names of the nominees, and certain information about them as of September 6, 1996, are set forth below:

                                                                                         DIRECTOR
      NAME OF NOMINEE        AGE                   PRINCIPAL OCCUPATION                   SINCE
- ---------------------------  ---   ----------------------------------------------------  --------
Howard D. Palefsky.........  49    Chairman of the Board of Directors and Chief            1978
                                   Executive Officer of the Company
Anne L. Bakar..............  39    President and Chief Executive Officer of Telecare       1993
                                   Corporation (a provider of in-patient psychiatric
                                   services)
John R. Daniels, M.D.......  58    Associate Professor of Medicine, University of          1977
                                   Southern California
William G. Davis...........  64    Independent business consultant; retired President      1984
                                   of Medical Instrument Systems Division, Eli Lilly
                                   and Company (a diversified health care company)
Reid W. Dennis.............  70    General Partner of various partnerships associated      1975
                                   with Institutional Venture Partners (venture capital
                                   partnerships)
Craig W. Johnson...........  49    Director, Venture Law Group, A Professional             1991
                                   Corporation; Secretary of the Company
Rodney Perkins, M.D........  60    Private ear surgeon; Chairman of the Board of           1975
                                   Directors of ReSound Corporation (a hearing health
                                   care company) and a director of Laserscope (a
                                   manufacturer of medical laser systems)
Gary S. Petersmeyer........  49    President and Chief Operating Officer of the Company    1995
Roger H. Salquist..........  54    Director and former Chairman and Chief Executive        1988
                                   Officer of Calgene, Inc. (an agribusiness
                                   biotechnology company)

     Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

     Mr. Palefsky joined Collagen as President, Chief Executive Officer and Director in March 1978 and served in such capacities until February 1995, when he became the Chairman of the Board and Chief Executive Officer. From 1973 to March 1978, Mr. Palefsky was employed by Alza Corporation where his last position was Vice President, Marketing. Prior to 1973, Mr. Palefsky was employed by Whitehall Laboratories as Assistant to the President. Both Alza Corporation and Whitehall Laboratories are manufacturers of pharmaceutical products. Mr. Palefsky is also a director of Calgene, Inc., Innovasive Devices, Inc. and Target Therapeutics, Inc. ("Target"). In addition, he is a director of Cohesion Corporation ("Cohesion"), CollOptics, Inc. ("CollOptics") and Prograft Medical, Inc. ("Prograft"), each a privately held subsidiary of or company affiliated with Collagen.

     Ms. Bakar has been President and Chief Executive Officer of Telecare Corporation, the largest private provider of psychiatric services in the state of California, since 1987. Previously, Ms. Bakar spent seven years in the investment banking industry.

     Dr. Daniels, a founder of Collagen, was a Vice President of Collagen from September 1975 to September 1979. He served as President of Target, a manufacturer of medical devices for minimally invasive, non-surgical treatment of vascular diseases, from June 1985 to April 1989, and as a director from June 1985 to May 1990. Dr. Daniels is also the President, Chief Executive Officer and a director of Regional Therapeutics, Inc., a developer of collagen-based medical products, and the Chairman and Chief Financial Officer of Balance Pharmaceuticals, Inc., a developer of pharmaceutical products, and a director of Cohesion.

     Mr. Davis was associated with Eli Lilly and Company from 1957 to 1984, where he served as Executive Vice President, Eli Lilly International Corporation, from 1972 to 1975, Executive Vice President, Pharmaceutical Division, from 1975 to 1982 and President, Medical Instrument Systems Division, from 1982 until his retirement in 1984. Mr. Davis is also a director of Alza Corporation, CardioVascular Dynamics, Inc., Endosonics, Inc. and Target.

     Mr. Dennis served as President of Collagen from February 1976 to March 1978, as Chairman of the Board from March 1978 to February 1995, and has served as Chairman Emeritus of the Board and Chairman of the Executive Committee since February 1995.

     Mr. Johnson has been a Director in Venture Law Group, A Professional Corporation, principal outside counsel to Collagen, and a Partner in its predecessor partnership, since February 1993. From 1980 to February 1993, Mr. Johnson was a member of the law firm of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, principal outside counsel to Collagen during such period. He was appointed Secretary of Collagen in August 1986. Mr. Johnson served as Assistant Secretary of Collagen for ten years prior to his appointment as Secretary. Mr. Johnson is also a director of Retix and Fractal Design Corporation.

     Dr. Perkins, a founder of Collagen, served as President of Collagen from September 1975 to November 1975. He is a Clinical Professor of Surgery at the Stanford University Medical Center and President of the California Ear Institute at Stanford. Dr. Perkins is also the Chairman of the Board of Directors of Cohesion.

     Mr. Petersmeyer joined Collagen as President, Chief Operating Officer and Director in February 1995. Prior to joining Collagen, Mr. Petersmeyer was employed by Syntex Corporation, a manufacturer of pharmaceutical products, from 1991 to January 1995, where he served as Vice President of Managed Health Care from March 1993 to January 1995, as well as serving at various times as National Sales Director and Director of Corporate Development. From 1986 to 1990, he served as President and Chief Executive Officer of Beta Phase, Inc., a medical device manufacturer, and from 1982 to 1986 he was the Executive Vice President and General Manager, Ophthalmic Products Division, of CooperVision, Inc., a manufacturer and distributor of ophthalmic products. Mr. Petersmeyer is also a director of Cardiometrics, Inc.

     Mr. Salquist served as Chief Executive Officer and a director of Calgene, Inc., from November 1985 to August 1996, and is currently a member of the Board of Directors of that company. He is also a trustee of the Fidelity Investments Charitable Gift Fund.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended June 30, 1996, including meetings held by conference telephone call. The Board of Directors has an Audit Committee and a Human Resources Committee (formerly the Compensation Committee). There is no committee performing the functions of a nominating committee.

     The Audit Committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to the Company's internal control structure, including systems, procedures and internal accounting controls and the consideration given thereto by Management, and reviews the Company's internal control structure, including systems, procedures and internal accounting controls, with the Company's financial and accounting staff. This Committee, which currently consists of directors Mee (Chairman), Johnson and Salquist, held two meetings during fiscal 1996.

     The Human Resources Committee provides guidance and commentary for all corporate compensation, benefits, perquisite and employee (and director) equity programs. It reviews and makes recommendations to the Board regarding such matters as the Company's compensation of its officers, all employee equity plans and individual equity grants and bonus plans and bonus payments. This Committee, which currently consists of directors Davis (Chairman), Bakar and Dennis, held four meetings during fiscal 1996.

     No incumbent director attended fewer than 75 percent of the aggregate number of meetings (held while such director was a member) of the Board of Directors and of the committees, if any, upon which such director served during fiscal 1996.

COMPENSATION OF DIRECTORS

     The Company currently pays each director who is not an employee (currently ten persons) a monthly retainer of $1,000, a fee of $1,000 for each meeting of the Board attended by such director, a fee of $250 for each telephonic meeting of the Board in which such director participates and a fee of $500 for each committee meeting attended by such director on a date not coinciding with a meeting of the Board. Each nonemployee director participates in the Company's 1990 Directors' Stock Option Plan, pursuant to which nonemployee directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in such plan. On July 1, 1995, each of the Company's ten nonemployee directors on such date were granted a 3,000 share option at an exercise price of $17.125 per share, all pursuant to the terms of the Company's 1990 Directors' Stock Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                PROPOSAL NO. 2:

                    AMENDMENT TO THE 1994 STOCK OPTION PLAN

     At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the 1994 Stock Option Plan (the "1994 Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares.

GENERAL

     The 1994 Option Plan was adopted by the Board of Directors in May 1994 to replace the 1984 Incentive Stock Option Plan which expired in accordance with its terms in August 1994. The Board of Directors initially reserved 750,000 shares of Common Stock for issuance under the 1994 Option Plan. The 1994 Option Plan was approved by the Company's stockholders at the Company's 1994 Annual Meeting of Stockholders held in October 1994. In August 1996, the Board of Directors amended the 1994 Option Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares to an aggregate of 1,150,000 shares that have been reserved for issuance from time to time under such Plan.

     The Board of Directors believes that, in order to attract qualified employees to the Company and to provide incentive to its current employees, it is necessary to grant options or rights to purchase Common Stock to such employees pursuant to the 1994 Option Plan. Accordingly, stockholders are being asked to approve the amendment to the 1994 Option Plan at the Annual Meeting.

     Options granted under the 1994 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The Board of Directors, at its discretion, may also grant rights to purchase Common Stock directly, rather than pursuant to stock options, subject to certain restrictions discussed below.

     The 1994 Option Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     As of September 6, 1996 options for 657,912 shares were outstanding under the 1994 Option Plan, 1,460 shares had been issued pursuant to the exercise of options granted under such plan and 90,628 shares remained available for future grants. No stock purchase rights have been granted under the 1994 Option Plan. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1994 Option Plan. As of September 6, 1996, the aggregate fair market value of shares subject to outstanding options under the 1994 Option Plan was $12,829,284, based upon the closing price of the Common Stock as reported on The Nasdaq Stock Market on such date. The actual benefits, if any, to the holders of stock options issued under the 1994 Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. Grant information with respect to options to purchase Common Stock of the Company granted in the fiscal year ended June 30, 1996 under the Company's 1994 Stock Option Plan to all employees and certain of the Company's executive officers whose annual salary and bonus exceeded $100,000 for fiscal 1996 is set forth under "COMPENSATION OF EXECUTIVE OFFICERS -- STOCK OPTION GRANTS IN FISCAL 1996." Options to purchase 136,000 shares of Common Stock were granted during the fiscal year ended June 30, 1996 under the Company's 1994 Stock Option Plan to the Company's executive officers as a group.

PURPOSE

     The purposes of the 1994 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The 1994 Option Plan may be administered by the Board of Directors or by a committee (or subcommittee in certain instances) of the Board of Directors. The 1994 Option Plan is currently being administered by the Board of Directors and the Human Resources Committee of the Board of Directors. If all members of the Human Resources Committee do not meet the definition of "outside directors" under Code Section 162(m), a subcommittee of the Human Resources Committee consisting of such "outside directors" will have the exclusive authority to grant stock options and purchase rights and otherwise administer the 1994 Option Plan with respect to "covered employees" described in Code Section 162(m) (generally the Company's highest paid executive officers). Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1994 Option Plan. All questions of interpretation of the 1994 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants.

ELIGIBILITY

     The 1994 Option Plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1994 Option Plan provides that nonstatutory stock options may be granted to consultants (not including directors who are not compensated for their services or are paid only a director's fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, certain factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

     The 1994 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 150,000, subject to adjustment as provided in the 1994 Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional terms and conditions:

          (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

          (b) Exercise Price. The exercise price under the 1994 Option Plan is determined by the Board of Directors or its committee and may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted, or 85 percent in the case of optionees who are not "covered employees" under Code Section 162(m). The fair market value per share is equal to the closing price on The Nasdaq Stock Market on the date of grant. In the case of an option granted to an optionee who owns more than ten percent of the voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price must not be less than 110 percent of the fair market value on the date of grant.

          (c) Termination of Employment. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1994 Option Plan may be exercised not later than thirty days (or such other period of time not exceeding three months in the case of an incentive stock option or six months in the case of a nonstatutory stock option as is determined by the Board of Directors or its committee at the time of grant) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Board of Directors or its committee at the time of grant) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

          (e) Death. Under the 1994 Option Plan, if an optionee should die while employed or retained by the Company or during the thirty day period (or such other period of time not exceeding three months as is determined by the Board of Directors or its committee at the time of grant) following termination of the optionee's employment or consulting relationship, options may be exercised within six months after the date of death to the extent the options would have been exercisable (i) on the date of death, in the case of an optionee who dies while employed or retained by the Company, or
     (ii) on the date of termination of employment or consulting relationship, in the case of an optionee who dies within thirty days after termination of employment or consulting relationship.

          (f) Termination of Options. The 1994 Option Plan provides that options granted under the 1994 Option Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

          (g) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

          (h) Acceleration of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board of Directors is obligated to either accomplish a substitution or assumption of options or give thirty days' notice of the acceleration of the optionee's right to exercise his or her outstanding options as to some or all of the optioned stock at any time within thirty days of such notice.

          (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Board of Directors or its committee.

RESTRICTED STOCK PURCHASE RIGHTS

     The 1994 Stock Option Plan permits the granting of rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards made by the Company. Upon the granting of a stock purchase right under the 1994 Stock Option Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person is entitled to purchase, the price to be paid and the time in which such person must accept such offer. The purchase price for stock purchased pursuant to such rights shall not be less than 85 percent of the fair market value of such shares on the date of grant. Stock purchase rights granted to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be subject to any restrictions necessary to comply with Rule 16b-3.

     Unless the Administrator of the 1994 Stock Option Plan determines otherwise, the underlying stock purchase agreement for stock purchased pursuant to a stock purchase right granted under the 1994 Stock Option Plan will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased shall be the higher of the fair market value of the shares at the time of repurchase or the original purchase price paid by the purchaser.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1994 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1994 Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1994 Option Plan that increases the number of shares that may be issued under the 1994 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1994 Option Plan or results in other changes which would require stockholder approval to qualify options granted under the 1994 Option Plan as performance-based compensation under Section 162(m) of the Code, or, so long as the Company has a class of equity securities registered under Section 12 of the Exchange Act, materially increases the benefits to participants that may accrue under the 1994 Option Plan. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1994 Option Plan. The 1994 Option Plan shall terminate in May 2004, provided that any options then outstanding under the 1994 Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1994 OPTION PLAN

     Options granted under the 1994 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

     If an option granted under the 1994 Option Plan is an incentive stock option, under Federal tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for Federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under Federal tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income under Federal tax laws equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or ten percent stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under Federal tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The current Federal tax rate on long-term capital gains is capped at 28 percent. Capital losses are allowed under Federal tax laws in full against capital gains plus $3,000 of other income.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under Federal tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or ten percent stockholder of the Company, the date of taxation under Federal tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) will be treated under Federal tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

     Stock purchases under the 1994 Option Plan will generally be taxed in the same manner as the exercise of a nonstatutory stock option.

REQUIRED VOTE

     The approval of the amendment to the 1994 Option Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1994 OPTION PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE 1994 OPTION PLAN.

                                PROPOSAL NO. 3:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements annually since fiscal 1978. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                               OTHER INFORMATION

                             COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of September 6, 1996 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 13, and (iv) all directors and executive officers as a group.

                                                                        SHARES BENEFICIALLY
                                                                              OWNED(1)
                     5% STOCKHOLDERS, DIRECTORS,                       ----------------------
               NAMED EXECUTIVE OFFICERS, AND DIRECTORS                             PERCENT OF
                  AND EXECUTIVE OFFICERS AS A GROUP                      NUMBER     TOTAL(2)
    -------------------------------------------------------------      ----------  ----------
    Wellington Management Company (3)............................       1,243,200     14.3%
      75 State Street
      Boston, MA 02109
    Reid W. Dennis (4)...........................................         697,043      8.0%
      3000 Sand Hill Road
      Building 2, Suite 290
      Menlo Park, CA 94025
    Howard D. Palefsky (5).......................................         224,608      2.5%
    Anne L. Bakar (6)............................................          13,500        *
    John R. Daniels, M.D. (7)....................................         140,327      1.6%
    William G. Davis (8).........................................          28,000        *
    Craig W. Johnson (9).........................................          80,000        *
    Michael F. Mee (6)...........................................          39,000        *
    Rodney Perkins, M.D. (6).....................................          15,000        *
    Gary S. Petersmeyer (10).....................................          32,229        *
    Roger H. Salquist (11).......................................          33,150        *
    Pierre Comte, Ph.D. (6)......................................           5,700        *
    Michael Levitt (12)..........................................          17,726        *
    A. Neville H. Pelletier (13).................................          36,515        *
    All directors and executive officers as a group
      (16 persons) (14)..........................................       1,444,382     15.6%

- ---------------
   * Less than 1 percent.

 (1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

 (2) As of September 6, 1996, 8,690,110 shares were issued and outstanding, exclusive of shares held by the Company as treasury stock.

 (3) Wellington Management Company ("WMI") is an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. WMI may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, WMI may be deemed to have shared voting power with respect to 545,800 shares and shared dispositive power with respect to 1,243,200 shares.

 (4) Includes 49,000 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996; excludes 1,500 shares held by Mr. Dennis as trustee for Suzanna Weaver Dennis, in which he disclaims any beneficial ownership.

 (5) Includes 177,100 shares issuable upon exercise of options exercisable within 60 days of September 6, 1995.

 (6) Represents shares issuable upon exercise of options exercisable within 60 days of September 6, 1996.

 (7) Includes 39,000 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996.

 (8) Includes 24,000 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996.

 (9) Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996.

(10) Includes 31,800 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996.

(11) Includes 27,000 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996.

(12) Includes 17,520 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996.

(13) Includes 33,800 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996. Mr. Pelletier resigned from his position as Vice President, International and Managing Director, Europe, on September 9, 1996, although he will remain an employee of the Company through December 1996.

(14) Includes 575,530 shares issuable upon exercise of options exercisable within 60 days of September 6, 1996.

     Information with respect to the beneficial ownership of securities by directors and executive officers of the Company in certain affiliated companies that, by virtue of the Company's ownership interests in such companies, the Company believes may be deemed to be subsidiaries of the Company is set forth in tabular format below. The presentation of information below does not evidence a definitive determination of subsidiary status and should not be treated so for any other purpose.

                                                                          SHARES BENEFICIALLY
                                                                                OWNED(1)
                                                                         ----------------------
                NAMED EXECUTIVE OFFICERS, AND DIRECTORS                              PERCENT OF
                    AND EXECUTIVE OFFICERS AS A GROUP                    NUMBER        CLASS
- -----------------------------------------------------------------------  -------     ----------
Cohesion Corporation(2)
  Rodney Perkins, M.D.(3)..............................................  375,000          42.0%
  Craig W. Johnson(4)..................................................   17,500           2.0%
                                                                           7,500              *
  All Collagen directors and executive officers as a group
     (16 persons)(5)...................................................  392,500          44.0%
                                                                           7,500              *

- ---------------
  * Less than 1 percent.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Preferred Stock and Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(2) Collagen Corporation owns shares of Cohesion Corporation Common Stock and Preferred Stock that, when taken together, represent 81% of the aggregate outstanding capital stock of Cohesion Corporation.

(3) Represents shares of Cohesion Corporation Common Stock.

(4) Represents shares of Cohesion Corporation Common Stock (17,500 shares) and Preferred Stock (7,500 shares). Includes 5,405 shares of Common Stock and 2,317 shares of Preferred Stock held by VLG Investments 1996, an investment partnership in which Mr. Johnson has a pecuniary interest and shared voting and dispository power.

(5) Represents shares of Cohesion Corporation Common Stock (392,500 shares) and Preferred Stock (7,500 shares).

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation received by (i) the Company's Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company serving at the end of the fiscal year ended June 30, 1996, and the compensation received by each such individual for the Company's two prior fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                   ANNUAL COMPENSATION                 AWARDS
                                          -------------------------------------     ------------
                                                                      OTHER          SECURITIES
                                                                      ANNUAL         UNDERLYING       ALL OTHER
                               FISCAL      SALARY       BONUS      COMPENSATION       OPTIONS        COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR        ($)          ($)          ($)(1)           (#)(2)           ($)(3)
- -----------------------------  ------     --------     -------     ------------     ------------     ------------
Howard D. Palefsky...........   1996      $309,103     $41,817             --          20,000                --
  Chairman and Chief            1995      $294,270     $39,826             --              --                --
  Executive Officer                                                                     4,000(4)
                                1994      $280,020     $35,700             --          20,000                --
                                                                                        4,000(4)
Gary S. Petersmeyer(5).......   1996      $213,956     $29,025             --          25,000                --
  President, Chief              1995      $ 83,335          --             --          60,000          $ 35,000
  Operating Officer             1994            --          --             --              --                --
  and director
Pierre Comte, Ph.D.(6).......   1996      $175,817     $20,014             --          35,000          $  7,306
  Vice President and            1995            --          --             --              --                --
  Chief Executive               1994            --          --             --              --                --
  Officer, LipoMatrix
Michael Levitt(7)............   1996      $153,878     $20,757             --           6,000          $ 19,375
  Vice President, Operations    1995      $143,750     $20,250             --          30,000          $139,387
                                1994            --          --             --              --                --
A. Neville H. Pelletier(8)...   1996      $175,869     $23,796       $222,112           7,000                --
  Vice President,
    International,              1995      $171,337     $23,215       $132,457           5,000                --
  and Managing Director,        1994      $166,969     $21,293       $132,424           6,000                --
  Europe

- ---------------
(1) The value of perquisites or personal benefits is not included in the amounts disclosed if, in the aggregate for any named individual, they did not exceed the lesser of either $50,000 or ten percent of total salary and bonus reported for such individual in the Summary Compensation Table. The amounts stated in this column represent compensation for Mr. Pelletier relating to his overseas assignment in Europe. Of such amounts, $169,949 of the fiscal 1996 amount, $125,656 of the fiscal 1995 amount, and $125,983 of the fiscal 1994 amount represent payments related to a cost of living/housing allocation.

(2) This table does not reflect options granted subsequent to the close of fiscal 1996, which may represent grants partially in recognition of fiscal 1996 performance.

(3) Stated amounts represent (a) the reimbursement of relocation expenses of Dr. Comte, (b) a hiring bonus to Mr. Petersmeyer, (c) a mortgage assistance payment to Mr. Levitt in fiscal 1996 and payments for a hiring bonus, mortgage assistance and the reimbursement of relocation expenses to Mr. Levitt in fiscal 1995.

(4) Amounts represent options to purchase shares of the Common Stock of Target Therapeutics, Inc. granted to Mr. Palefsky pursuant to his service on the Board of Directors of that corporation. Amounts have been adjusted for a two-for-one share stock split effected in December 1995. Target, by virtue of the Company's ownership position therein, was deemed to be a subsidiary of the Company for purposes of this table during fiscal 1995 and 1994 but, due to the reduction in the Company's ownership interest in Target during fiscal 1996, was not deemed a subsidiary for fiscal 1996.

(5) Mr. Petersmeyer commenced employment with the Company in February 1995.

(6) Amounts stated include compensation paid to Dr. Comte by LipoMatrix, Incorporated, a subsidiary of the Company ("LipoMatrix"), from September 1, 1995 through January 1996, the month in which the

    Company closed the acquisition of the outstanding securities. September 1995 represented the first full month following the Company entering into an agreement to purchase substantially all of the outstanding securities of LipoMatrix. Dr. Comte was elected an executive officer of the Company in May 1996.

(7) Mr. Levitt commenced employment with the Company in July 1994.

(8) Mr. Pelletier resigned from his position as Vice President, International and Managing Director, Europe, on September 9, 1996, although he will remain an employee of the Company through December 1996.

     Dr. Comte is currently party to an Employment Agreement with LipoMatrix, Incorporated, a wholly-owned subsidiary of the Company acquired during fiscal 1996, which provides for, among other things, an annual salary of at least approximately $201,050, based on current foreign exchange rates. The agreement also provides for five weeks of paid vacation per year and standard employee benefits. In addition, if Dr. Comte's employment is terminated by the Company as a result of Dr. Comte's failure to meet performance criteria, Dr. Comte shall be entitled to six months' notice or an equivalent severance payment. Otherwise, if Dr. Comte's employment is terminated for any reason other than for cause, Dr. Comte will be entitled to severance equal to one year of salary. Dr. Comte has agreed not to compete with the business of LipoMatrix for one year after the termination of his employment with the Company or LipoMatrix.

     The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made during the fiscal year ended June 30, 1996.

                       STOCK OPTION GRANTS IN FISCAL 1996

                                             INDIVIDUAL GRANTS(1)
                               ------------------------------------------------
                                             % OF                                            POTENTIAL
                                             TOTAL                                      REALIZABLE VALUE AT
                               NUMBER       OPTIONS                                       ASSUMED ANNUAL
                                 OF         GRANTED                                    RATES OF STOCK PRICE
                               SECURITIES     TO                                         APPRECIATION FOR
                               UNDERLYING  EMPLOYEES     EXERCISE                    10-YEAR OPTION TERM($)(2)
                               OPTIONS     IN FISCAL      PRICE       EXPIRATION   -----------------------------
        GRANTEE NAME           GRANTED(#)    YEAR         $/SH.         DATE            5%              10%
- -----------------------------  -------     ---------     --------     ---------    ------------     ------------
Howard D. Palefsky...........   20,000        5.0%        $17.00      08/11/05     $    213,824     $    541,872
Gary S. Petersmeyer..........   25,000        6.2%        $17.00      08/11/05     $    267,280     $    677,341
Pierre Comte, Ph.D...........   35,000        8.7%        $20.50      02/09/06     $    451,232     $  1,143,510
Michael Levitt...............    6,000        1.5%        $17.00      08/11/05     $     64,147     $    162,562
A. Neville H. Pelletier......    7,000        1.7%        $17.00      08/11/05     $     74,838     $    189,655
All Stockholders(3)..........       --         --             --         --        $105,549,660     $267,483,563
All Employee Optionees.......  401,100        100%        $18.17(4)      (4)       $  4,583,376     $ 11,615,174
  % of Total Stockholder
    Value....................       --         --             --         --               4.34%            4.34%

- ---------------
(1) Consist of stock options granted pursuant to the Company's stock option plans, which generally become exercisable at a rate of two percent of the shares subject to the option per month for 50 months as long as the optionee remains an employee with, consultant to or director of the Company. The maximum term of each option granted is ten years from the date of grant. The exercise price is equal to the fair market value of the stock on the grant date.

(2) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There is no assurance that the amounts reflected will be realized.

(3) Based on an aggregate of 8,775,614 shares of Common Stock outstanding as of June 30, 1996, excluding shares held as treasury stock, and a price per share of $19.125, the fair market value of Collagen's Common Stock at the close of business on such date.

(4) Represents the weighted average exercise price of options granted during fiscal 1996. Options granted during fiscal 1996 will generally expire on the date in fiscal 2006 equal to ten years from the date of grant.

     The following table sets forth information for the named executive officers with respect to exercises of options to purchase Common Stock of the Company in the fiscal year ended June 30, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING          VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            SHARES                     AT FISCAL YEAR-END    AT FISCAL YEAR-END($)(1)
                          ACQUIRED ON      VALUE        (#)(EXERCISABLE/          (EXERCISABLE/
          NAME            EXERCISE(#)   REALIZED($)      UNEXERCISABLE)           UNEXERCISABLE)
- ------------------------  -----------   -----------   --------------------   ------------------------
Howard D. Palefsky......       --            --             205,500/31,500         $1,446,250/$34,000
Gary S. Petersmeyer.....       --            --              24,200/60,800            $10,625/$42,500
Pierre Comte, Ph.D......       --            --               2,800/32,200                      $0/$0
Michael Levitt..........       --            --              14,400/21,600             $2,550/$10,200
A. Neville H.
  Pelletier.............       --            --              31,280/13,220            $11,100/$11,900

- ---------------
(1) The fair market value of Collagen's Common Stock at the close of business on June 30, 1996 was $19.125 per share.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 18 shall not be incorporated by reference into any such filings.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors (the "Committee") is comprised of Ms. Anne L. Bakar, Mr. William G. Davis and Mr. Reid W. Dennis, all independent nonemployee directors who are not eligible to participate in any of the executive compensation programs. Mr. Davis has served as Chairman of the Committee since October 1995. The Committee oversees the administration of the Company's benefits and compensation plans, reviews corporate human resources programs, and establishes policies governing the annual compensation of the executive officers of the Company.

     The following is a report submitted by the above listed committee members in their capacity as the Board's Human Resources Committee, addressing the Company's compensation policy as it related to the Company's executive officers for fiscal 1996.

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation, bonuses based on corporate performance, and stock option grants. All executive officers as well as senior-level managerial and technical employees are eligible for and do participate in these compensation plans.

     Salary

     The Human Resources Committee evaluates the performance and sets the salary of the Company's Chief Executive Officer, Howard Palefsky, on an annual basis. Mr. Palefsky evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Human Resources Committee. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys, several of which are included in the peer group index in the Company's Performance Graph at page 18. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the Company's overall salary structure, and the financial condition of the Company. The Company's compensation policy is designed to maintain executive officer base salaries within a range approximating the median of such salary data for like characteristics.

     Bonuses

     The Company seeks to provide annual incentives and rewards to executives who make contributions of outstanding value, contingent upon the performance of the Company as a whole.

     The Company's annual bonus program is funded by the attainment of a specific operating income goal, with individual payouts based on performance relative to both additional corporate objectives and specific objectives for each executive's division. The operating income goal and the corporate objectives are recommended by the Chief Executive Officer and approved by the Human Resources Committee and the full Board.

     Both the target amount and potential range of bonuses available to executive officers are set annually by the Human Resources Committee. Bonus awards are weighted so that high-end bonuses are available when the Company's performance exceeds corporate target, up to a defined maximum, and proportionally smaller or no awards are made when the Company does not meet corporate target.

     Stock Options

     The Committee believes that equity ownership provides significant additional motivation to executives to maximize value for the Company's stockholders, and therefore approves both annual and periodic grants of stock options under the Company's 1994 Stock Option Plan. The Company's primary option grants are generally approved on an annual basis largely in recognition of individual performance during the fiscal year. The amounts of the annual grants are determined relative to guidelines derived from an industry survey of executive stock compensation provided by an outside consultant. In determining individual grants, the Committee also considers individual performance, current stock option holdings, and grants to others within the Company. Additional grants may be given during the fiscal year in recognition of promotions or exemplary performance achievements.

     Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases over the exercise price. The Committee believes that the performance-based value of stock options serves to align the interests of executive officers closely with those of other stockholders. In accordance with this philosophy, Collagen Corporation does not have a discounted option or restricted stock program for its executive officers.

     In addition to providing an opportunity for increased equity ownership, stock options also create an incentive for officers and key employees to remain with the Company for the long term, as such options become exercisable over time for so long as the officer or key employee continues his or her employment relationship with the Company.

     Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the 1994 Stock Option Plan will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During fiscal 1996, the compensation of Howard Palefsky, the Chief Executive Officer of the Company, consisted of base salary and a bonus. Mr. Palefsky did not participate in any decisions related to his compensation.

     Mr. Palefsky's fiscal 1996 base salary reflected a 5% increase from his fiscal 1995 base salary.

     After careful review of the Company's performance as measured against the annual corporate goals and objectives for the first and second halves of fiscal 1996, the Committee determined that 100% of all corporate objectives were realized for the first half of fiscal 1996 and approximately 80% for the second half, based on revised financial goals resulting from the purchase of LipoMatrix. The Committee found Mr. Palefsky's target bonus award of 100% for the first half and 80% for the second half of the fiscal year to be appropriate relative to his total compensation package and what other executive officers in related industries can achieve. Accordingly, an incentive bonus of approximately 7.5% of salary, or 100% of target award, was awarded in the amount of $23,232 for the first half of the fiscal year and an incentive bonus of approximately 6.0% of salary, or 80% of target award, was awarded in the amount of $18,585 for the second half of the fiscal year.

     Subsequent to the end of the fiscal year, but in recognition of his performance during fiscal 1996, the Company granted Mr. Palefsky an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $16.75 per share, the market price at the time of the grant of the stock option. In determining the size of the grant, the Committee utilized the stock option grant guidelines described above for all executive officers of the Company.
                                          SUBMITTED BY THE HUMAN RESOURCES
                                          COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Mr. William G. Davis, Chairman
                                          Ms. Anne L. Bakar
                                          Mr. Reid W. Dennis

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Reid W. Dennis, Chairman Emeritus of the Board and a member of the Human Resources Committee of the Board of Directors, acted in the capacity of President of the Company from February 1976 to March 1978.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return, assuming reinvestment of all dividends, for the Company's Common Stock at June 30, 1996 since June 30, 1991 to the cumulative return over such period of (i) The Nasdaq Stock Market -- US Index and (ii) the S&P Medical Products & Supplies Index. The graph assumes that $100 was invested on June 30, 1991 in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a price per share of $25.00, the closing price on June 30, 1991. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG COLLAGEN CORPORATION, THE NASDAQ STOCK MARKET -- US INDEX
                 AND THE S&P MEDICAL PRODUCTS & SUPPLIES INDEX

                                                                  S&P MEDICAL
      MEASUREMENT PERIOD           COLLAGEN         NASDAQ        PRODUCTS &
    (FISCAL YEAR COVERED)         CORPORATION     MARKET- US       SUPPLIES
6/91                                       100             100             100
6/92                                        74             120             114
6/93                                        91             151              94
6/94                                        75             153              90
6/95                                        69             204             139
6/96                                        78             261             182

* $100 INVESTED ON 6/30/91 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING JUNE 30.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Target have entered into certain agreements for the purpose of defining the ongoing relationship between the two companies. The Company owned a majority of Target's Common Stock when such agreements were negotiated and as of June 30, 1996 owned approximately 11% of Target's Common Stock. Accordingly, these agreements were not the result of arm's-length negotiations between independent parties.

     The Company and Target have entered into a Stockholder Agreement providing that all transactions between Target and the Company or any affiliate of the Company must be approved by a special committee of Target's Board of Directors comprised of three directors who are not officers, directors, employees or affiliates of the Company. During the effective term of the Agreement, the Company may not vote to eliminate from Target's Certificate of Incorporation provisions requiring cumulative voting for the election of directors. In addition, the Agreement provides that the Company will not sell any of its Target Common Stock at a premium over the average market price over the three day period preceding such sale, except for premiums which may be simultaneously received by all of Target's stockholders in the event of a tender offer, merger or reorganization. Moreover, the Agreement requires that affiliates of the Company purchasing Target Common Stock from the Company agree to the preceding restrictions. The provisions of the Agreement became effective upon the consummation of Target's initial public offering in January 1992 and terminate on the earlier of seven years from the date of the Agreement or on the date the Company beneficially owns less than 5% of Target's Common Stock.

     In June 1989, Target sold certain assets relating to Angiostat(R) Collagen (a form of collagen used for embolization and chemoembolization) to Regional Therapeutics, Inc. ("RTI"). Dr. John R. Daniels, a director of the Company, is the President, Chairman of the Board of Directors and sole shareholder of RTI. In connection with such sale, the Company and RTI entered into an agreement pursuant to which the Company will supply RTI with Angiostat(R) Collagen. During the fiscal year ended June 30, 1996, RTI purchased from the Company Angiostat(R) Collagen with an aggregate purchase price of approximately $31,300.

     In February 1992, the Company purchased 1,894,140 shares of Preferred Stock of LipoMatrix, Incorporated ("LipoMatrix"), a corporation of which Dr. Terry Knapp, a former director of the Company, was a shareholder and Chairman of the Board, President and Chief Executive Officer, Dr. Comte was the Chief Operating Officer and on whose Board of Directors Mr. Palefsky serves, for $464,064. From February 1993 through September 1995, the Company made additional equity investments in LipoMatrix totaling approximately $6.1 million and was party to a License, Supply and Option Agreement and a Distribution Agreement with LipoMatrix pursuant to which Collagen supplied LipoMatrix with certain biomaterials and under which Collagen held certain exclusive distribution rights to LipoMatrix products. In January 1996, the Company completed the purchase of all of the remaining outstanding securities of LipoMatrix from the other holders thereof for an aggregate purchase price of approximately $23.7 million. These purchases raised the Company's equity interest in LipoMatrix from approximately 40% to 100%. In connection with this transaction, Dr. Terry Knapp, a former director of the Company, owned LipoMatrix securities that were purchased by the Company for an aggregate of $2,036,780. In addition, Mr. Craig Johnson, a director of the Company, owned securities that were purchased by the Company for an aggregate of $24,106 and holds beneficial interests of varying proportions in certain investment partnerships that held securities that were purchased by the Company for an aggregate of $390,684, and Dr. Comte owned securities that were purchased by the Company for an aggregate of $173,654.

     In December 1992, the Company purchased 800,000 shares of Preferred Stock of CollOptics, Inc. ("CollOptics") for an aggregate of $500,000. In addition, the Company granted to CollOptics a license to use the Company's technology in the field of refractive surgery for long-term vision correction and entered into certain other technology-related agreements with CollOptics. In September 1995, the Company purchased an additional 1,000,000 shares of CollOptics Preferred Stock for an aggregate of $500,000. Shortly following the end of fiscal 1996, CollOptics made certain payments to the Company, primarily for research and development services and the reimbursement of expenses paid by the Company, totaling $500,000. As of June 30, 1996, the Company held a 47% equity interest in CollOptics.

     In July 1993, each of the Company and Target purchased 900,000 shares of Preferred Stock of Prograft Medical, Inc. ("Prograft"), a corporation on whose Board of Directors Mr. Palefsky currently serves, in return for payments of $200,000 by each company to Prograft and the grant of a license to use each company's technology in the field of vascular prostheses. The Company and Target were also granted warrants to purchase additional shares of Prograft Preferred Stock in this transaction. Between November 1993 and March 1994, each of Target and Collagen purchased an additional 1,200,000 shares of Prograft Preferred Stock for an aggregate of $300,000 each pursuant to the exercise of certain of such warrants. In July 1994 and March 1995, each of Target and the Company purchased an additional aggregate of 1,293,103 shares of Prograft Preferred Stock for an aggregate of $750,000 each. Furthermore, in July 1994, each of the Company and Target exercised their remaining warrants for Prograft Preferred Stock by purchasing an additional 250,000 shares each at an aggregate exercise price of $62,500 each. During fiscal 1996, Prograft made payments to the Company, primarily for the rental of office and laboratory space and the supply of raw materials, totaling $203,763. As of June 30, 1996, both Target and the Company held a 21% equity interest in Prograft.

     In November 1993, the Company purchased, for an aggregate of $65,000, 50,000 shares of Preferred Stock and 200,000 shares of Common Stock of Cohesion Corporation ("Cohesion"), a corporation formerly known as Otogen of which Dr. Rodney Perkins, a director of the Company, was the majority shareholder, Chairman and President and on whose Board of Directors Mr. Palefsky serves. In addition, the Company granted to Cohesion a license to use the Company's technology in the fields of otology and neurosurgical applications, in return for which the Company was granted an additional 50,000 shares of Cohesion Common Stock. Between April 1994 and May 1996, the Company made an additional equity investment in Cohesion of $180,000 and loaned to Cohesion an aggregate of approximately $1,540,000. In May 1996, the Company purchased an additional aggregate of 875,000 shares of Cohesion Common Stock and Preferred Stock from Cohesion for an aggregate of approximately $5.1 million (including conversion of Cohesion's outstanding indebtedness to the Company) and purchased 275,000 shares of Cohesion Common Stock and Preferred Stock from Dr. Perkins for an aggregate of $1,452,500. The Company also granted to Cohesion a license to use certain of the Company's technology in the fields of tissue adhesion and antiadhesion technology, excluding ophthalmic applications, in return for which the Company was granted an additional 75,000 shares of Cohesion Preferred Stock. As a result of these transactions, the Company's ownership interest in Cohesion increased from approximately 40% to 81% of Cohesion's outstanding capital stock. In addition, the Company agreed to loan Cohesion up to $5,000,000 in the form of convertible debt, which loan may be drawn upon at the direction of the President of Cohesion, will bear an annual interest rate of the greater of the prime lending rate or 10% and will be due and payable five years after the date of the first disbursement, subject to acceleration under certain circumstances. As of the date of this proxy statement, no portion of such loan is outstanding. In connection with the loan transaction, Dr. Perkins granted the Company an option to purchase up to 125,000 additional shares of Cohesion Common Stock held by Dr. Perkins, which option will become exercisable as to 25,000 shares for each $1,000,000 of the loan commitment that is disbursed. In addition, in connection with this transaction, the Company agreed to grant Dr. Perkins an option to purchase up to 77,500 shares of the Company's Common Stock in connection with his continued participation on the Cohesion Board of Directors. Cohesion pays Dr. Perkins $25,000 annually to serve as the Chairman of its Board of Directors. In connection with the May 1996 stock purchase transactions, Mr. Johnson and an investment partnership in which he holds a beneficial interest purchased an aggregate of 25,000 shares of Cohesion Common Stock and Preferred Stock for an aggregate of $127,750. In June 1996, Dr. Daniels was appointed to Cohesion's Board of Directors.

     In June 1995, the Company purchased 869,565 shares of Preferred Stock and warrants to purchase an additional 869,565 shares of Preferred Stock of Balance Pharmaceuticals, Inc. ("Balance"), a corporation of which Dr. Daniels is currently a shareholder, Chairman of the Board and Chief Financial Officer, for an aggregate of $1,000,869. The warrants were never exercised by the Company and expired in December 1995. In March 1996, the Company sold all of its Balance Preferred Stock to the Daniels Family Trust, UAD 7/9/93, a trust for the benefit of Dr. Daniels and members of his family, in return for an aggregate of approximately $1,000,000. Mr. Johnson and Mr. Palefsky are also shareholders and members of the Board of Directors of Balance and Mr. Johnson holds beneficial interests in an investment partnership that is a shareholder of Balance. Mr. Roger Salquist, a director of the Company, is also a member of the Board of Directors of Balance.

     In October 1995, the Company purchased 1,869,159 shares of Preferred Stock of Innovasive Devices, Inc. ("Innovasive") for $4,000,000. In connection with this investment, the Company entered into Research and Development, Distribution and Manufacturing and Supply Agreements with Innovasive with respect to tissue fixation devices manufactured from collagen-based materials using the Company's proprietary technology. Shortly following its investment in Innovasive, the Company purchased from Mr. Palefsky all of his holdings of Innovasive capital stock (30,303 shares) for an aggregate of $63,552. The Company is entitled to elect one member of Innovasive's Board of Directors so long as it holds five percent of Innovasive's capital stock on a fully diluted basis. Mr. Palefsky is the Company's current designee on the Innovasive Board of Directors. In May 1996, Innovasive completed its initial public offering of securities and as of June 30, 1996, the Company held approximately 12% of Innovasive's outstanding capital stock.

     Since February 1993, the Company has retained as its principal outside legal counsel Venture Law Group, A Professional Corporation, a law firm of which Mr. Johnson is a director. Prior to such time, the Company had retained Wilson, Sonsini, Goodrich & Rosati, Professional Corporation ("WSG&R"), as its principal outside legal counsel since 1977. From 1980 until February 1993, Mr. Johnson was a member of WSG&R.

     In August 1994, June 1995 and December 1995, Mr. Palefsky borrowed an aggregate of $475,000 from the Company pursuant to promissory notes (the "Notes") secured by all shares of the Company's capital stock held by Mr. Palefsky while such debt is outstanding. The Notes bear an annual interest rate equal to the lesser of 10% or the prime rate at the close of each quarter for which interest accrues. Fifty percent of Mr. Palefsky's cash bonus for each of the five fiscal years including and after the year in which the Notes were issued will be applied toward payment of each Note and all principal and accrued interest on the Note shall in any event be due and payable five years from the date of issuance. As of August 31, 1996, all of the principal and $47,345 of accrued interest on the Notes is outstanding.

     In addition, in February 1996, the Company entered into a Cash Bonus Agreement with Mr. Palefsky pursuant to which the Company agreed to pay to Mr. Palefsky cash bonuses of $325,000, $305,000, $285,000, $265,000 and $245,000 on
the first five anniversaries of the date of the agreement, respectively, provided that he continues to be employed with the Company on the applicable anniversary date. Also in February 1996, Mr. Palefsky borrowed an additional $1,080,000 from the Company on an unsecured basis pursuant to a promissory note bearing an annual interest rate equal to the lesser of 10% or the prime rate at the close of each quarter for which interest accrues. Accrued interest on the principal balance of this note is payable annually and all principal and accrued interest will be payable upon the termination of Mr. Palefsky's employment with the Company. As of August 31, 1996, all of the principal and $46,994 of accrued interest on this note is outstanding.

     In October 1995, Ross Erickson, then an executive officer of the Company and currently an executive officer of Cohesion Corporation, borrowed $120,000 from the Company pursuant to a secured promissory note. This debt is secured by real property purchased by Mr. Erickson and all shares of the Company's stock issued to Mr. Erickson pursuant to the exercise of stock options. The principal balance and accrued interest on this note are due on the earlier of seven years from the date of issuance or on the date Mr. Erickson's employment by the Company terminates. Because Mr. Erickson is employed by 81%-owned Cohesion, his employment with the Company has been deemed to have not yet terminated. As of August 31, 1996, all of the principal and $8,875 of accrued interest on this note is outstanding.

     In July 1996, Mr. Dennis borrowed $1,000,000 from the Company on an unsecured basis pursuant to a promissory note bearing an annual interest rate of 8.25%. Mr. Dennis repaid the entire balance of principal and accrued interest on this note on September 11, 1996.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended June 30, 1996. To the best of the Company's knowledge, all of these filing requirements have been satisfied. Mr. Johnson, however, did make a filing during the fiscal year correcting information with respect to his holdings of an immaterial amount of shares of the Company's Common Stock that, due to a clerical error, had been absent from his reports in certain prior fiscal years. In making these statements, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Craig W. Johnson, Secretary

Dated: September 23, 1996

     -----------

     -----------

1. ELECTION OF DIRECTORS     FOR all nominees   ---         WITHHOLD AUTHORITY to vote     ---     * EXCEPTIONS  ---
                             listed below        X          for all nominees listed below   X                     X
                                                ---                                        ---                   ---
Nominees: ANNE L. BAKAR, JOHN R. DANIELS, M.D., WILLIAM G. DAVIS, REID W. DENNIS, CRAIG W. JOHNSON, HOWARD D. PALEFSKY,
          RODNEY PERKINS, M.D., GARY S. PETERSMEYER, ROGER H. SALQUIST.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE
THROUGH THAT NOMINEE'S NAME.)

2. PROPOSAL TO AMEND THE COMPANY'S 1994 STOCK OPTION PLAN TO              ---               ---               ---
   INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED           FOR  X       AGAINST   X       ABSTAIN   X
   FOR ISSUANCE THEREUNDER BY 400,000 SHARES FROM 750,000                 ---               ---               ---
   TO 1,150,000 SHARES.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP                ---               ---               ---
   AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE                 FOR  X       AGAINST   X       ABSTAIN   X
   CURRENT FISCAL YEAR:                                                   ---               ---               ---

   and in their discretion, the proxies are authorized to
   vote upon such other matter or matters as may properly
   come before the meeting or any adjournment(s) thereof.                          Change of Address and      ---
                                                                                   or Comments Mark Here       X
                                                                                                              ---

                                                                      Please sign exactly as name appears to the left.
                                                                      When shares are held by joint tenants, both should
                                                                      sign. When signing as attorney, executor, administrator,
                                                                      trustee or guardian, please give full title as such.
                                                                      If a corporation, please sign in full corporate name
                                                                      by President or other authorized officer. If a
                                                                      partnership, please sign in partnership name by
                                                                      authorized person.

                                                                      DATED:                                   , 1996
                                                                             ----------------------------------

                                                                      ------------------------------------------------
                                                                                         Signature

                                                                      ------------------------------------------------
                                                                                 Signature if held jointly
                                                 -----------
                                                                                                    ---
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY            VOTES MUST BE INDICATED        X
USING THE ENCLOSED ENVELOPE.                                          (X) IN BLACK OR BLUE INK.     ---





           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              COLLAGEN CORPORATION

                      1996 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints REID W. DENNIS, HOWARD D. PALEFSKY and RODNEY PERKINS, M.D., and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of COLLAGEN CORPORATION that the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders of COLLAGEN CORPORATION to be held on October 30, 1996, at 10:00 a.m., local time, at the Company's principal offices located at 2500 Faber Place, Palo Alto, California 94303, and at any adjournment or postponement thereof, as indicated on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

     If no direction is made, this proxy will be voted in the Election of Directors in the manner described in the Proxy Statement, FOR the proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 400,000 shares from 750,000 to 1,150,000 shares, and FOR the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee to the Board of Directors, it shall be deemed to grant such authority.

(Continued, and to be dated and signed on the reverse side.)

                                                COLLAGEN CORPORATION
                                                P.O. BOX 11042
                                                NEW YORK, N.Y. 10203-0042

                                                                     APPENDIX

                              COLLAGEN CORPORATION

                             1994 STOCK OPTION PLAN
                           (AS AMENDED AUGUST 9, 1996)


         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

                  Options granted hereunder may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. Stock purchase rights may also be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

                  (b) "Applicable Laws" shall have the meaning set forth in
Section 4(a) below.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

                  (f) "Common Stock" shall mean the Common Stock of the Company.

                  (g) "Company" shall mean Collagen Corporation, a Delaware corporation.

                  (h) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

                  (i) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

                  (j) "Director" shall mean a member of the Board.

                  (k) "Employee" shall mean any person, including Named Executives, Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (m) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing sales price for the last trading day immediately preceding the date of determination shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii) If the Common Stock is quoted on the NASDAQ
System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  (n) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (o) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in that capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

                  (p) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

                  (q) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (r) "Option" shall mean a stock option granted pursuant to the Plan.

                  (s) "Optioned Stock" shall mean the Common Stock subject to an Option or a Stock Purchase Right.

                  (t) "Optionee" shall mean an Employee or Consultant who receives an Option.

                  (u) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (v)  "Plan" shall mean this 1994 Stock Option Plan.

                  (w) "Restricted Stock" shall mean shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

                  (x) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

                  (y) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

                  (z) "Stock Purchase Right" shall mean the right to purchase Common Stock pursuant to Section 11 below.

                  (aa) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.       Stock Subject to the Plan. Subject to the provisions of
Section 15 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 1,150,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

         4.       Administration of the Plan.

                  (a)      Composition of Administrator.

                           (i) Multiple Administrative Bodies. If permitted by
Rule 16b-3 and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to directors, officers who are not directors and Employees who are neither directors nor officers.

                           (ii) Administration with respect to Directors and
Officers. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are also officers or directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, (II) in such a manner as to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and (III) in such a manner as to satisfy the Applicable Laws.

                           (iii) Administration with respect to Other Persons.
With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

                           (iv) General. Once a Committee has been appointed
pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (i) to determine the Fair Market Value of the
Common Stock, in accordance with Section 2(m) of the Plan;

                           (ii) to select the Employees and Consultants to whom
Options and Stock Purchase Rights may from time to time be granted hereunder;

                           (iii) to determine whether and to what extent Options
and Stock Purchase Rights or any combination thereof are granted hereunder;

                           (iv) to determine the number of shares of Common
Stock to be covered by each such award granted hereunder;

                           (v) to approve forms of agreement for use under the
Plan;

                           (vi) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or Stock Purchase Right and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                           (vii) to determine whether, to what extent and under
what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

                           (viii) to reduce the exercise price of any Option to
the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

                           (ix) to determine the terms and restrictions
applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights.

                  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options or Stock Purchase Rights.

         5.       Eligibility.

                  (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.

                  (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any

Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

                  (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 21 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 17 of the Plan.

         7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. Limitation on Grants to Employees. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be granted under options to any Employee under this Plan for any fiscal year of the Company shall be 150,000.

         9.       Option Exercise Price and Consideration.

                  (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                           (i) In the case of an Incentive Stock Option

                                    (A) granted to an Employee who, at the time
of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

                                    (B) granted to any Employee, the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                           (ii)     In the case of a Nonstatutory Stock Option

                                    (A) granted to a person who, at the time of
the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant;

                                    (B) granted to a person who, at the time of
the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant;

                                    (C) granted to any person other than a Named
Executive, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                  (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         10.      Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 15 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Disability of Optionee. Notwithstanding the provisions of
Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d) Death of Optionee. In the event of the death of an
Optionee:

                           (i) during the term of the Option who is at the time
of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time, not exceeding twelve (12) months, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination; or

                           (ii) within thirty (30) days (or such other period of
time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                  (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         11. Stock Purchase Rights.

                  (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

                  (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the higher of either the original purchase price or the Fair Market Value on the date of the repurchase.

                  (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

                  (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

         12. Withholding Taxes. As a condition to the exercise of Options and Stock Purchase Rights granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

         13. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

                           Any surrender by an Officer or Director of previously
owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                           All elections by an Optionee to have Shares withheld
to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                  (a) the election must be made on or prior to the applicable Tax Date;

                  (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

                  (c) all elections shall be subject to the consent or disapproval of the Administrator;

                  (d) if the Optionee is an Officer or Director, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                           In the event the election to have Shares withheld is
made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         14. Non-Transferability of Options, Stock Purchase Rights and Restricted Stock. Options, Stock Purchase Rights and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee, Stock Purchase Rights Holder or Restricted Stock Purchaser will not constitute a transfer. An Option or Stock Purchase Right may be exercised, during the lifetime of the Optionee, Stock Purchase Rights Holder or Restricted Stock Purchaser, only by the Optionee, Stock Purchase Rights Holder or Restricted Stock Purchaser or a transferee permitted by this Section 14.

         15. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Right have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the maximum number of shares of Common Stock for which Options may be granted to any Employee under Section 8 of the Plan and the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         In the event of the proposed dissolution or liquidation of the Company, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Administrator and give each Optionee or Stock Purchase Right holder the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock or Restricted Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option or Stock Purchase Right shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee or Stock Purchase Right holder shall have the right to exercise the Option or Stock Purchase Right as to some or all of the Optioned Stock or Restricted Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable, or that Restricted Stock held by a purchaser shall be released from the Company's repurchase option. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee or Stock Purchase Right holder that the Option or Stock Purchase Right shall be exercisable for a period of thirty (30) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period.

         16. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

         17.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 21 of the Plan:

                           (i) any increase in the number of Shares subject to
                  the Plan, other than in connection with an adjustment under
                  Section 15 of the Plan;

                           (ii) any change in the designation of the class of
                  persons eligible to be granted Options or Stock Purchase
                  Rights;

                           (iii) any change in the limitation on grants to
                  Employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code; or

                           (iv) if the Company has a class of equity securities
                  registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

                  (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 17(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under
Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 21 of the Plan.

                  (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options or Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Stock Purchase Right Holder and the Board, which agreement must be in writing and signed by the Optionee or Stock Purchase Right Holder and the Company.

         18. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         20. Agreements. Options and Stock Purchase Rights shall be evidenced by written option agreements in such form as the Board shall approve from time to time.

         21.      Shareholder Approval.

                  (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.

                  (b) If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422 of the Code.

                  (c) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (d) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 21(c) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option or Stock Purchase Right hereunder to an officer or director after such registration, do the following:

                           (i) furnish in writing to the holders entitled to
vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                           (ii) file with, or mail for filing to, the Securities
and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

         22. Information to Optionees and Purchasers. The Company shall provide to each Optionee and Stock Purchase Right holder, during the period for which such Optionee or holder has one or more Options or Stock Purchase Rights outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.